EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form F-3 of Carbiz Inc. of our reports dated September 15, 2006 and March 13, 2007 on the 2005 and 2006 financial statements of Calcars Corporations appearing in Amendment No. 4 of Form 8-KA of Carbiz, Inc. dated October 1, 2007 disclosing the acquisition of assets of Calcars Corporations. We also consent to the reference to us as “Experts” in the Registration Statement.

/s/ Moss Adams LLP
Albuquerque, New Mexico
February 20, 2008